                                                                     Exhibit 4.1

                        AMENDMENT NO. 4 AND WAIVER TO THE
                                CREDIT AGREEMENT

                                                      Dated as of March 31, 2003

          AMENDMENT NO. 4 AND WAIVER TO THE CREDIT AGREEMENT among DRESSER, INC., a Delaware corporation (the "U.S. Borrower"), and D.I. LUXEMBOURG S.A.R.L., a corporation organized and existing under the laws of Luxembourg (the "Euro Borrower", and, collectively with the U.S. Borrower, the "Borrowers"), DEG ACQUISITIONS, LLC, a limited liability company organized and existing under the laws of Delaware ("DEG Acquisitions"), DRESSER HOLDINGS, INC., a Delaware corporation ("Dresser Holdings"), the Subsidiary Guarantors party to the Credit Agreement referred to below (the "Subsidiary Guarantors"), the banks, financial institutions and other institutional lenders party to the Credit Agreement referred to below (collectively, the "Lenders"), WELLS FARGO BANK TEXAS, N.A., as the swing line bank, MORGAN STANLEY & CO. INCORPORATED, as collateral agent (the "Collateral Agent"), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (the "Administrative Agent") for the Lenders and CREDIT SUISSE FIRST BOSTON, as syndication agent (the "Syndication Agent", and together with the Collateral Agent and the Administrative Agent, the "Agents").

          PRELIMINARY STATEMENTS:

          (1) The Borrowers, DEG Acquisitions, the Subsidiary Guarantors, the Lenders and the Agents have entered into a Credit Agreement dated as of April 10, 2001, as amended by Amendment No. 1 thereto dated as of March 13, 2002, Amendment No. 2 thereto dated as of June 17, 2002 and Amendment No. 3 thereto dated as of December 11, 2002 (such Credit Agreement, as amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement"). Dresser Holdings has entered into an Assignment and Assumption Agreement dated as of July 3, 2002 with DEG Acquisitions whereby Dresser Holdings assumed the duties and liabilities of DEG Acquisitions under the Credit Agreement and Security Agreement. Capitalized terms not otherwise defined in this Amendment No. 4 and Waiver have the same meanings as specified in the Credit Agreement.

          (2) The Borrowers have requested that the Lenders (i) amend certain provisions of the Credit Agreement and (ii) waive certain requirements of the Credit Agreement for a specified period of time as provided herein.

          (3) The Lenders party hereto, constituting not less than the Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrowers as hereinafter set forth.

          NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, and subject to the terms and conditions of this Amendment No. 4 and Waiver, the parties agree as follows:

          SECTION 1. The Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 3, the Credit Agreement is, effective as of the date hereof, hereby amended as follows:

          (a) The following definitions are hereby added to Section 1.01 of the Credit Agreement in the correct alphabetical order:

              ""Amendment No. 4 and Waiver " means Amendment No. 4 and Waiver to this Agreement dated as of March 31, 2003 among the Borrowers, DEG Acquisitions, the Subsidiary Guarantors, the Lenders party thereto and the Agents."

              ""Amendment No. 4 and Waiver Effective Date" has the meaning set forth in Section 3 of Amendment No. 4 and Waiver."

              ""Suspension Period" means the period of time beginning on the Amendment No. 4 and Waiver Effective Date and ending on the earlier of the (i) the date that is 125 days after the Amendment No. 4 and Waiver Effective Date and (ii) the date on which the Agents receive (x) the audited annual financial statements for the U.S. Borrower and its Subsidiaries for the Fiscal Year ended in 2002 and (y) the revised, audited financial statements for the U.S. Borrower and its Subsidiaries for the Fiscal Year ended in 2001, in each case, in accordance with the requirements set forth in Section 2(b) of Amendment No. 4 and Waiver."

          (b) The definition of "Applicable Margin" in Section 1.01 of the Credit Agreement is amended by adding at the end thereof the following new sentence:

              "Notwithstanding anything herein to the contrary but subject to the immediately succeeding sentence, for all purposes of the Agreement, the Applicable Margin shall be at Level VI during the period beginning on January 1, 2003 and ending on the date that the conditions set forth in Section 2(b) of Amendment No. 4 and Waiver are met, and thereafter shall be determined in accordance with this definition without giving effect to this sentence. During the Suspension Period, for all purposes of the Agreement, the Applicable Margin in effect from time to time pursuant to any of the foregoing for each of the Eurodollar Rate Advances and the Base Rate Advances shall increase by 0.50% per annum. "

          (c) The definition of "EBITDA" in Section 1.01 of the Credit Agreement is hereby amended by adding at the end thereof the following new proviso:

              ", provided, further that, for purposes of each of the second, third and fourth fiscal quarters of the Fiscal Year ended in 2002, Consolidated EBITDA of the U.S. Borrower and its Subsidiaries shall mean, respectively, U.S.$47,700,000, U.S.$46,900,000 and
          U.S.$29,400,000.

          (d) The definition of "Permitted Acquisition" in Section 1.01 of the Credit Agreement is hereby amended by amending and restating in its entirety clause (f) thereof to read as follows:

              "(f) (1) during the Suspension Period, the aggregate consideration for such acquisition (together with any Investment made during the Suspension Period in accordance with Section 5.02(f)(ix)) shall not exceed $2,000,000 and (2) at any time after the termination of the Suspension Period, the aggregate consideration for such acquisition, when added to all such consideration for all such prior acquisitions (not taking into account the Pending Acquisition but taking into account any acquisitions made during the Suspension Period), shall not exceed the sum of (i) U.S.$95,000,000 and (ii) the lesser of (A) U.S.$50,000,000 and (B) the aggregate amount of all payments on the Tranche A U.S. Term Advances, the Tranche A Euro Term Advances and the Tranche B Term Advances previously made from (x) Excess Cash Flow, (y) Net Cash Proceeds from any sale, lease transfer or other disposition of any assets, or (z) optional prepayments."

          (e) Section 2.02 of the Credit Agreement is hereby amended by adding a new clause (g) at the end thereof to read as follows:

              "Notwithstanding anything in this Credit Agreement to the contrary, during the Suspension Period, at any time at which the U.S. Borrower and its Subsidiaries hold cash or Cash Equivalents in an aggregate amount equal to or greater than U.S.$70,000,000, the U.S. Borrower shall not request the making of Revolving Credit Advances (other than Revolving Credit Advances used to repay Letter of Credit Advances) or Swing Line Advances, and the Revolving Credit Lenders and the Swing Line Bank, respectively, shall have no obligation to make any such Advances."

          (f) Section 3.02 of the Credit Agreement is hereby amended by adding at the end thereof the following new sentence:

              "In addition to any of the certificates, opinions and other documents that may be requested pursuant to the immediately foregoing clause (b), during the Suspension Period, on the occasion of each Borrowing, the U.S. Borrower shall deliver a certificate to the Administrative Agent to the effect that (1) prior to the making of the proposed Borrowing, the U.S. Borrower and its Subsidiaries do not hold cash or Cash Equivalents in an aggregate amount equal to or in excess of U.S.$70,000,000 and (2) after giving effect to the proposed Borrowing, the U.S. Borrower will be in pro forma compliance with the financial covenants set forth in Section 5.04."

          (g) Section 5.01(i)(iv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                    "(iv) at any time after the expiration of the Suspension
               Period, the payment of customary annual management, consulting and advisory fees and related expenses to the Permitted Investors and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the board of directors of the U. S. Borrower or such Subsidiary Guarantor in good faith in an aggregate amount not to exceed $5,000,000 per year;"

               (h) Section 5.01(k) of the Credit Agreement is hereby amended by adding the following clause (iii) at the end thereof:

               "(iii) Within 90 days of the Amendment No. 4 and Waiver Effective Date, the U.S. Borrower hereby agrees to deliver to the Administrative Agent, with sufficient copies for each Lender Party, deeds of trust, trust deeds, or mortgages, in substantially the form of Exhibit E and covering the properties set forth on Schedule I to Amendment No. 4 and Waiver (together with the Assignments of Leases and Rents referred to therein, the "Additional Mortgages"), duly executed by the appropriate Loan Party in form required for filing or recordation in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien (subject to any Liens permitted by Section 5.02(a) existing as of the Amendment No. 4 and Waiver Effective Date) on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties together with (A) evidence that all filing and recording taxes and fees have been paid, (B) fully paid American Land Title Association Lender's Extended Coverage title insurance policies (the "Additional Mortgage Policies") in form and substance, with endorsements available in the States in which the mortgaged properties are located, and in the amounts indicated on Schedule I to Amendment No. 4 and Waiver issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Additional Mortgages to be valid first and subsisting Liens (subject to any Liens permitted by Section 5.02(a) existing as of the Amendment No. 4 and Waiver Effective Date) on the property described therein, free and clear of all material defects and encumbrances, excepting only Liens permitted by Section 5.02(a) existing as of the Amendment No. 4 and Waiver Effective Date, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable, (C) the Assignments of Leases and Rents referred to in the Additional Mortgages, duly executed by the appropriate Loan Party, (D) evidence of the insurance required by the terms of the Additional Mortgages, (E) favorable opinions of local Counsel to the Lender Parties with respect to the Additional Mortgages, and (F) evidence that all other actions necessary or desirable in order to create valid first and subsisting Liens (subject to any Liens permitted by Section 5.02(a) existing as of the Amendment No. 4 and Waiver Effective Date) on the property described in the Additional Mortgages has been taken."

               (i) Section 5.02(f) of the Credit Agreement is hereby amended by adding at the end of clause (ix) thereof the following new proviso:

               ", provided further that during the Suspension Period, the aggregate amount of Investments made in accordance with Section 5.02(f)(ix) together with the aggregate consideration paid in respect of any Permitted Acquisitions made during the Suspension Period shall not exceed U.S.$2,000,000."

               (j) Section 5.02(g) of the Credit Agreement is hereby amended by adding the phrase "at any time after the expiration of the Suspension Period," at the beginning of each of clauses (iii) and (v) thereof.

               (k) Section 5.02(n) of the Credit Agreement is hereby amended and restated in full to read as follows:

                   "(n) Capital Expenditures. Make, or permit any of its
               Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Parent and its Subsidiaries (excluding expenditures made with Net Cash Proceeds that shall have been reinvested in accordance with this Agreement and the reimbursement of insurance proceeds) in any period set forth below to exceed (1) during the Suspension Period, U.S.$15,000,000 and (2) at any time after the expiration of the Suspension Period, the sum of (a) 25% of the increase (the "Increase Portion") in Consolidated Pro Forma Adjusted EBITDA due solely to the consummation of a Permitted Acquisition or Pending Acquisition during such period or any prior period (such Increase Portion to be applied pro rata for the remaining of the Fiscal Year in which such Permitted Acquisition or Pending Acquisition is consummated), and (b) the amount set forth below for such period:

               ======================================================
                       Fiscal Year Ending In              Amount
                                                          ------
               ------------------------------------------------------
                  December 31, 2001                U.S.$48,000,000
                  December 31, 2002                U.S.$50,000,000
                  December 31, 2003                U.S.$53,000,000
                  December 31, 2004                U.S.$56,000,000
                  December 31, 2005                U.S.$59,000,000
                  For each Fiscal
                  Year thereafter                  U.S.$62,000,000
               ======================================================

                   Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made in any Fiscal Year (before giving effect to any increase in such permitted expenditure amount pursuant to this sentence) exceeds the amount of Capital Expenditures made during such Fiscal Year, such excess (the "Rollover Amount") may be carried forward and utilized to make Capital Expenditures in the next succeeding Fiscal year, provided that in no event shall the aggregate amount of Capital Expenditures made during any Fiscal Year pursuant to this sentence exceed 150% of the Capital Expenditures that would be permitted to be made but for the provisions of this sentence; provided, further that the amount set forth above for the Fiscal Year ending December 31, 2003 shall be reduced by the aggregate amount of any Capital Expenditures made during the Suspension Period."

         (l) Section 5.04(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               "(a) Total Debt/EBITDA Ratio. Maintain at the end of each fiscal quarter of the U.S. Borrower a Total Debt/EBITDA Ratio of not more than the amount set forth below for each period set forth below:

         ===============================================
                 Quarter Ending                  Ratio
         ===============================================
         March 31, 2002                        4.90:1.00
         June 30, 2002                         4.90:1.00
         September 30, 2002                    4.90:1.00
         December 31, 2002                     5.50:1.00

         March 31, 2003                        5.75:1.00
         June 30, 2003                         5.95:1.00
         September 30, 2003                    5.95:1.00
         December 31, 2003                     5.30:1.00

         March 31, 2004                        5.00:1.00
         June 30, 2004                         4.80:1.00
         September 30, 2004                    4.50:1.00
         December 31, 2004                     4.10:1.00

         March 31, 2005                        3.75:1.00
         June 30, 2005                         3.75:1.00
         September 30, 2005                    3.75:1.00
         December 31, 2005                     3.75:1.00

         March 31, 2006                        3.25:1.00
         June 30, 2006                         3.25:1.00

         September 30, 2006                    3.25:1.00
         December 31, 2006                     3.25:1.00

         For each fiscal quarter thereafter    3.00:1.00
         ===============================================
        "

         (m) Section 5.04 (b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               "(b) Interest Coverage Ratio. Maintain at the end of each fiscal quarter of the U.S. Borrower an Interest Coverage Ratio of not less than the amount set forth below for each period set forth below:

               ================================================
                     Quarter Ending                     Ratio
               ================================================
               March 31, 2002                         2.00:1.00
               June 30, 2002                          2.00:1.00
               September 30, 2002                     2.00:1.00
               December 31, 2002                      2.00:1.00

               March 31, 2003                         1.85:1.00
               June 30, 2003                          1.80:1.00
               September 30, 2003                     1.80:1.00
               December 31, 2003                      2.00:1.00

               March 31, 2004                         2.15:1.00
               June 30, 2004                          2.15:1.00
               September 30, 2004                     2.30:1.00
               December 31, 2004                      2.30:1.00

               March 31, 2005                         2.60:1.00
               June 30, 2005                          2.60:1.00
               September 30, 2005                     2.60:1.00
               December 31, 2005                      2.60:1.00

               March 31, 2006                         2.90:1.00
               June 30, 2006                          2.90:1.00

               September 30, 2006                     2.90:1.00
               December 31, 2006                      2.90:1.00

               For each fiscal quarter thereafter     3.00:1.00
               ================================================
              "

               SECTION 2. The Waiver. (a) Subject to Section 3 hereof, the Required Lenders hereby agree to waive for the period from the date hereof through the date that is the earlier of (1) 125 days after the Amendment No. 4 and Waiver Effective Date and (2) the date on which the requisite holders of the Senior Subordinated Notes exercise their right to give a notice of acceleration pursuant to Section 6.02 of the Indenture under which the Senior Subordinated Debt was issued (the "Waiver Termination Date"), (x) the requirements of Section 5.03(b) of the Credit Agreement for the Fiscal Years ended in 2002 and 2001 and
Section 5.03(c) of the Credit Agreement for the first three quarters of the Fiscal Year ended in 2001 and 2002 and the first quarter of the Fiscal Year ending in 2003, (y) any Defaults arising solely in connection with or in consequence of the failure of the Borrowers to comply with the requirements of Sections 5.03(b) and 5.03(c) for the periods set forth in the immediately preceding clause (x) or any breach of the representations set forth in Section 4.01(g) or (h) of the Credit Agreement or any failure to deliver notice thereof or any subsequent representation as to the absence thereof and (z) the Event of Default described in clause (e) of Section 6.01 of the Credit Agreement arising from a default under Section 4.03 of the Indenture under which the Senior Subordinated Debt was issued as a result of the Borrower's failure to meet the requirements of Sections 5.03(b) and (c) for the periods set forth in the foregoing clause (x). If the conditions of Section 2(b) below are not met on or prior to the Waiver Termination Date, then, effective after the Waiver Termination Date, without any further action by the Administrative Agent or the Lenders, all of the terms and provisions set forth in the Loan Documents with respect to Defaults thereunder that are waived hereunder and not cured prior to the Waiver Termination Date shall have the same force and effect as if (i) this Amendment No. 4 and Waiver had not been entered into by the parties hereto and (ii) any grace period specified in Section 6.01 with respect to any such Defaults had expired, and the Administrative Agent and the Lenders shall have all of the rights and remedies afforded to them under the Loan Documents with respect to any such Defaults as though no waiver had been granted by them hereunder. If the conditions of
Section 2(iii) below are met on or prior to the Waiver Termination Date, then, effective concurrently therewith, without any further action by the Administrative Agent or the Lenders, the waivers set forth in clauses (x), (y) and (z) of the first sentence of this Section 2(b) shall become permanently effective as fully as if no provision had ever been set forth in this Section 2(a) as to the termination of such waivers.

         (b) Prior to the Waiver Termination Date, the U.S. Borrower will furnish to the Agents and the Lender Parties revised, audited annual financial statements for the Fiscal Year ended in 2001 and audited annual financial statements for the Fiscal Year ended in 2002, in each case as required by
Section 5.03(b) of the Credit Agreement.

         SECTION 3. Conditions of Effectiveness. This Amendment No. 4 and Waiver shall become effective as of the first date (the "Amendment No. 4 and Waiver Effective Date") on which each of the following conditions precedents shall have been satisfied:

         (a) The Administrative Agent shall have received counterparts of this Amendment No. 4 and Waiver executed by the Borrowers, DEG Acquisitions, Dresser Holdings and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment No. 4 and Waiver.

         (b) All of the accrued fees and expenses of the Administrative Agent and the Lender Parties (including the accrued fees and expenses of counsel for the Administrative Agent) shall have been paid in full.

         (c) The Administrative Agent shall have received the consent attached hereto duly executed by each Guarantor and each Grantor.

         (d) The U.S. Borrower shall have paid to the Administrative Agent, for the benefit of the applicable Lenders, a fee equal to 0.125% of the aggregate Commitments of each Lender that has executed and delivered this Amendment No. 4 and Waiver on or before April 2, 2003.

         This Amendment No. 4 and Waiver is subject to the provisions of Section
9.01 of the Credit Agreement.

         SECTION 4. Representations and Warranties of the Borrower. Each Borrower represents and warrants as follows:

         (a) On the date hereof, after giving effect to this Amendment No. 4 and Waiver, (i) no event has occurred and is continuing, or would result from the effectiveness of this Amendment No. 4 and Waiver, that constitutes a Default and (ii) all representations and warranties set forth in the Loan Documents shall be true and correct in all material respects.

         (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrowers of this Amendment No. 4 and Waiver and by the Guarantors and the Grantors of the consent attached hereto or other transactions contemplated hereby.

         (c) This Amendment No. 4 and Waiver has been duly executed and delivered by the Borrowers. The consent attached hereto has been duly executed and delivered by each of the Guarantors and the Grantors. This Amendment No. 4 and Waiver and each of the other Loan Documents, as amended hereby, to which each Borrower, each Guarantor and each Grantor is a party are legal, valid and binding obligations of such Borrower, such Guarantor and such Grantor, as applicable, enforceable against such Borrower, such Guarantor and such Grantor, as applicable, in accordance with their respective terms.

         SECTION 5. Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment No. 4 and Waiver, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment No. 4 and Waiver.

         (a) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment No. 4 and Waiver, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment No. 4 and Waiver.

         (b) The execution, delivery and effectiveness of this Amendment No. 4 and Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         SECTION 6. Execution in Counterparts. This Amendment No. 4 and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 4 and Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment No. 4 and Waiver.

         SECTION 7. Governing Law. This Amendment No. 4 and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

                      [SIGNATURE PAGES IMMEDIATELY FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 and Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             DRESSER, INC., as U.S. Borrower


                                             By ________________________________
                                                Name:
                                                Title:

                                      D.I. LUXEMBOURG S.A.R.L.,
                                      as Euro Borrower

                                      By _______________________________________
                                         Name:
                                         Title:

                             DEG ACQUISITIONS, LLC

                             By:   FIRST RESERVE FUND VIII, L.P.,
                                   a Delaware limited partnership, its Manager
                               By:   FIRST RESERVE GP VIII, L.P.,
                                     a Delaware limited partnership, its general
                                     partner
                                By:   FIRST RESERVE CORPORATION,
                                      a Delaware corporation, its general
                                      partner


                                By: _________________________________
                                    Name:
                                    Title:

                                           DRESSER HOLDINGS, INC.


                                           By __________________________________
                                              Name:
                                              Title:

                                            MORGAN STANLEY SENIOR FUNDING, INC.,
                                            as Administrative Agent


                                            By _________________________________
                                               Name:
                                               Title:

                                              MORGAN STANLEY & CO. INCORPORATED,
                                              as Collateral Agent


                                              By _______________________________
                                                 Name:
                                                 Title:

                                              CREDIT SUISSE FIRST BOSTON,
                                              as Syndication Agent


                                              By _______________________________
                                                 Name:
                                                 Title:


                                              By _______________________________
                                                 Name:
                                                 Title:

                                          GENERAL ELECTRIC CAPITAL
                                          CORPORATION, as Co-Documentation Agent


                                          By ___________________________________
                                             Name:
                                             Title:

                                   REVOLVING CREDIT LENDERS, TRANCHE A EURO
                                   TERM LENDERS AND TRANCHE A U.S.TERM LENDERS



                                       _________________________________________
                                       [Print Name of Financial Institution]


                                       By ______________________________________
                                          Name:
                                          Title:

                                  TRANCHE B TERM LENDERS



                                       _________________________________________
                                       [Print Name of Financial Institution]


                                       By ______________________________________
                                          Name:
                                          Title:

                                        ISSUING BANKS

                                           WELLS FARGO BANK, N.A.


                                           By __________________________________
                                              Name:
                                              Title:

                                           CREDIT SUISSE FIRST BOSTON


                                           By __________________________________
                                              Name:
                                              Title:


                                           By __________________________________
                                              Name:
                                              Title:

                                        SWING LINE BANK

                                           WELLS FARGO BANK TEXAS, N.A.


                                           By __________________________________
                                              Name:
                                              Title:

                                     CONSENT

                                                      Dated as of March 31, 2003

          Each of the undersigned as a Loan Party under the Credit Agreement referred to in the foregoing Amendment No. 4 and Waiver and as Grantor under the Security Agreement dated as of April 10, 2001 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement") in favor of the Collateral Agent, for its benefit and the benefit of the Lenders party to the Credit Agreement referred to in the foregoing Amendment No. 4 and Waiver, hereby consents to such Amendment No. 4 and Waiver and hereby confirms and agrees that
(a) notwithstanding the effectiveness of such Amendment No. 4 and Waiver, each Loan Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment No. 4 and Waiver, each reference in each Loan Document to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment No. 4 and Waiver, and (b) the Collateral Documents to which such Grantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein).


                              DEG ACQUISITIONS, LLC

                              By:  FIRST RESERVE FUND VIII, L.P.,
                                   a Delaware limited partnership, its Manager
                               By:   FIRST RESERVE GP VIII, L.P.,
                                     a Delaware limited partnership, its general
                                     partner
                                By:    FIRST RESERVE CORPORATION,
                                       a Delaware corporation, its general
                                       partner


                                By:_________________________________
                                   Name:
                                   Title:

                                           DRESSER HOLDINGS, INC.


                                           By __________________________________
                                              Name:
                                              Title:


                                           DRESSER INTERNATIONAL, INC.


                                           By __________________________________
                                              Name:
                                              Title:


                                           DRESSER RE, INC.


                                           By __________________________________
                                              Name:
                                              Title:


                                           DRESSER RUSSIA, INC.


                                           By __________________________________
                                              Name:
                                              Title:


                                           LVF HOLDING CORPORATION


                                           By __________________________________
                                              Name:
                                              Title:


                                           MODERN ACQUISITION, INC.


                                           By __________________________________
                                              Name:
                                              Title:

                                    DRESSER ENTECH, INC.

                                    By _________________________________________
                                       Name:
                                       Title:


                                    RING-O VALVE, INCORPORATED

                                    By _________________________________________
                                       Name:
                                       Title:

                                                                   SCHEDULE I TO
                                                      AMENDMENT NO. 4 AND WAIVER

                                                  -----------------------------------------------
                                                                    Location
-------------------------------------------------------------------------------------------------
   Division            Description (Address)       Country      State        County      City

-------------------------------------------------------------------------------------------------
Flow Solutions   Bldg @ 85 Bodwell Street             US     Massachusetts    Norfolk     Avon
-------------------------------------------------------------------------------------------------
Flow Solutions   Building                             US       Louisiana      Rapides  Alexandria
-------------------------------------------------------------------------------------------------
  Instrument     200 Harrison Road Berea, KY          US        Kentucky      Madison     Berea
-------------------------------------------------------------------------------------------------
    Wayne        3814 Jarrett Way - Corridor Park     US         Texas        Travis     Austin
                 Facility
-------------------------------------------------------------------------------------------------

                ------------------------------------------
                 Net Book Value per
----------------
   Division       Original Schedule   Net Book Value as of
                       4.01 (v)        December 31, 2002
----------------------------------------------------------
Flow Solutions                 4,637             1,760,050
----------------------------------------------------------
Flow Solutions             1,786,000             1,586,000
----------------------------------------------------------
  Instrument                                       594,685
----------------------------------------------------------
    Wayne                  2,017,477             1,784,881

----------------------------------------------------------